Exhibit 99.1

CDTi to Raise Approximately $4.4 Million

Oxnard, CA - November 4, 2014 - Clean Diesel Technologies, Inc. (NASDAQ:CDTI) (“CDTi” or the “Company”) today announced that it has raised approximately $4.4 million in gross proceeds in an offering of shares of its common stock and warrants to a single institutional investor.

The investor is acquiring 1,553,571 shares of common stock for $2.80 per share (168,571 of which are in the form of penny warrants that are being acquired for $2.79 per warrant). The investor will also receive regular warrants to acquire 388,393 additional shares at a price of $3.25 per share, $0.08 per share above the closing bid price on the date of pricing. The penny warrants will expire in six months; the regular warrants will expire five years from the date of issuance.

The net proceeds from the sale of the shares and warrants, after deducting the placement agent fees and other estimated expenses payable by CDTi, will be approximately $3.8 million, which does not include any potential proceeds from the cash exercise of any warrants. CDTi intends to use the net proceeds from this offering (including any resulting from the exercise of the warrants) for general corporate purposes, including, but not limited to, working capital, general and administrative expenses, capital expenditures and implementation of strategic priorities.

Cowen and Company, LLC served as placement agent. The offering is expected to close on or about November 7, 2014, subject to the satisfaction of customary closing conditions.

The shares and warrants described above are being offered by CDTi pursuant to a registration statement previously filed with and subsequently declared effective by the Securities and Exchange Commission and are the maximum amount that the Company may offer pursuant to the registration statement. A prospectus supplement relating to the offering has been filed with the SEC and will be available on the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Copies of the prospectus supplement and accompanying base prospectus relating to this offering may be obtained from Cowen and Company, LLC, c/o Broadridge Financial Services, 1155 Long Island Avenue, Edgewood, NY, 11717, Attn: Prospectus Department, or by calling (631) 274-2806 or by accessing the SEC’s website at www.sec.gov.

About CDTi

CDTi manufactures and distributes vehicle emissions control products that leverage its materials science technology. CDTi is headquartered in Oxnard, California and currently has other operations in the U.K., Canada, France, Japan and Sweden.

Forward-Looking Statements

Certain statements included in this press release are intended as “forward-looking statements.” These statements include assumptions, expectations, predictions, intentions or beliefs about future events, particularly the consummation of the transaction described above. The Company cautions that actual future results may vary materially from those expressed or implied in any forward-looking statements. Specifically, the Company cannot assure you that the proposed transaction described above will be consummated on the terms the Company currently contemplates, if at all. Information concerning these and other factors can be found in the Company’s filings with the SEC, including its Forms 10-K, 10-Q and 8-K, which can be obtained free of charge on the SEC’s web site at www.sec.gov.

Any forward-looking statements made in this press release speak only as of the date of this release and, except as required by law, the Company undertakes no obligation to update any forward-looking statement contained in this press release, even if the Company’s expectations or any related events, conditions or circumstances change. The Company is not responsible for any changes made to this release by wire or Internet services.

Contact Information:

Becky Herrick or Cathy Mattison

LHA (IR Agency)

+1 415 433 3777

bherrick@lhai.com

cmattison@lhai.com

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